Exhibit 10.45

Las Vegas Sands Corp.
2004 EQUITY AWARD PLAN
(Effective as of December __, 2004)

1.             Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and Performance Compensation Awards, or any combination of the foregoing.

2.             Definitions

The following definitions shall be applicable throughout the Plan.

(a)           “Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

(b)           “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus or Performance Compensation Award granted under the Plan.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

(e)           “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)            the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common  Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control:  (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by Sheldon G. Adelson (“Adelson”) or any  Related Party or any group of which Adelson or a Related Party is a member (a “Designated Holder”), (IV) any acquisition which complies with clauses (A) and (B) of subsection (v) of this Section 2(e), or (V) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii)            individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of a registration statement of the Company describing such person’s inclusion on the Board, or a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)           the dissolution or liquidation of the Company;

(iv)           the sale, transfer or other disposition of all or substantially all of the business or assets of the Company, other than any such sale, transfer or other disposition to one or more Designated Holders; or

(v)            the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, and (B) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(f)            “Code” means the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g)           “Committee” means (i) a committee of at least two people as the Board may appoint to administer the Plan or (ii) (x) if no such committee has been appointed by the Board or (y) even if such a committee has been appointed, with respect to the grant of an Award to a Non-Employee Director and the administration of such Award, the Board.  Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(h)           “Common Stock” means the common stock, par value $0.001 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

(i)            “Company” means Las Vegas Sands Corp., a Nevada corporation, and any successor thereto.

(j)            “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

(k)           “Director Stock Option” means a grant of a Nonqualified Stock Option to a Non-Employee Director under Section 7 of the Plan.

(l)            “Director Restricted Stock” means a grant of Restricted Stock to a Non-Employee Director under Section 10 of the Plan.

(m)          “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(n)           “Effective Date” means December __, 2004.

(o)           “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(p)           “Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to a Registration Statement on Form S-8 under the Securities Act or any successor form that may be adopted by the Securities and Exchange Commission.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)            “Fair Market Value”, on a given date means (i) if the Stock is listed on a national securities exchange, the average of the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the Nasdaq National Market (the “Nasdaq”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the Nasdaq on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

(s)           “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(t)            “Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.

(u)           “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(v)           “Nevada Gaming Laws” means the statutes of the State of Nevada, the regulations of the Nevada Gaming Commission, the rules, directives and decisions of the Nevada Gaming Commission and State Gaming Control Board, the ordinances of Clark County, Nevada, and the regulations of the Clark County Liquor and Gaming Licensing Board.

(w)          “Non-Employee Director” shall mean a director of the Company who is not also an employee of the Company.

(x)            “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(y)           “Option” means an Award granted under Section 7.

(z)            “Option Period” means the period described in Section 7(c).

(aa)         “Option Price” means the exercise price for an Option as described in Section 7(a).

(bb)         “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6.

(cc)         “Parent” means any parent of the Company as defined in Section 424(e) of the Code.

(dd)         “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ee)         “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.  The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and shall be limited to the following:

(i)            net earnings or net income (before or after taxes);

(ii)           basic or diluted earnings per share (before or after taxes);

(iii)          net revenue or net revenue growth;

(iv)          gross profit or gross profit growth;

(v)           net operating profit (before or after taxes);

(vi)          return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(vii)         cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(viii)        earnings before or after taxes, interest, depreciation, amortization and/or rents;

(ix)           gross or operating margins;

(x)            productivity ratios;

(xi)           share price (including, but not limited to, growth measures and total stockholder return);

(xii)          expense targets;

(xiii)         margins;

(xiv)        operating efficiency;

(xv)         objective measures of customer satisfaction;

(xvi)        working capital targets;

(xvii)       measures of economic value added; and

(xviii)      inventory control.

Any one or more of the Performance Criterion may be used to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.  To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(ff)           “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(gg)         “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.  The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i)            asset write-downs,

(ii)           litigation or claim judgments or settlements,

(iii)          the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,

(iv)          any reorganization and restructuring programs,

(v)           extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year,

(vi)          acquisitions or divestitures,

(vii)         any other unusual or nonrecurring events,

(viii)        foreign exchange gains and losses, and

(ix)           a change in the Company’s fiscal year.

(hh)         “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(ii)           “Plan” means this Las Vegas Sands Corp. 2004 Equity Award Plan.

(jj)           Related Party means (i) any spouse, child, stepchild, sibling or descendant of Adelson, (ii) any estate of Adelson or any person described in clause (i), (iii) any person who receives a beneficial interest in the Company or any Subsidiary from any estate described in clause (ii) to the extent of such interest, (iv) any executor, personal administrator or trustee who hold such beneficial interest in the Company or any Subsidiary for the benefit of, or as fiduciary for, any person under clauses (i), (ii) or (iii) to the extent of such interest, (v) any corporation, trust or similar entity owned or controlled by Adelson or any person referred to in clause (i), (ii), (iii) or (iv) or for the benefit of any person referred to in clause (i), or (vi) the spouse or issue of one or more of the persons described in clause (i).

(kk)         “Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(ll)           “Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

(mm)       “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9.

(nn)         “Securities Act” means the Securities Act of 1933, as amended.

(oo)         “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(pp)         “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(qq)         “Stock Bonus” means an Award granted under Section 10 of the Plan.

(rr)           “Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

(ss)         “Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(tt)           “Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

(uu)         “Vested Unit” shall have the meaning ascribed thereto in Section 9(d).

3.             Effective Date, Duration and Shareholder Approval

The Plan is effective as of the Effective Date.  No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4.             Administration

(a)           The Committee shall administer the Plan.  The majority of the members of the Committee shall constitute a quorum.  The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)           Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)           Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan  shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(d)           No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5.             Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Persons; provided, however, that:

(a)           Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 26,344,000 shares;

(b)           Shares of Stock shall be deemed to have been used in settlement of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan.  In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan.  For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to Section 5(e) by reason of a new Award being granted in substitution therefor.

(c)           Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing;

(d)           Subject to Section 13, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 3,000,000 shares of Stock; and

(e)           Without limiting the generality of the preceding provisions of this Section 5, the Committee may, but solely with the Participant’s consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements and the requirements of any stock exchange and stock quotation system on or over which the Stock is listed or traded, as applicable, as of the date such new Award is granted.

6.             Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.             Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary.  Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

(a)           Option Price.  The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to Section 7(e), the Fair Market Value of a share of Stock on the Date of Grant, and (ii) in the case of a Nonqualified Stock Option, the par value of a share of Stock; provided, however, that (A) all Options intended to qualify as “performance-based compensation” under Section 162(m) of the Code (other than those intended to be Performance Compensation Awards) and (B) Director Stock Options shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Date of Grant.

(b)           Manner of Exercise and Form of Payment.  No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company.  Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price.  The Option Price shall be payable (i) in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares, (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow.  Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) or (iii) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange

Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c)           Vesting, Option Period and Expiration.  Options, other than Director Stock Options, shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.  If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d)           Stock Option Agreement - Other Terms and Conditions.   Each Option granted under the Plan shall be evidenced by a Stock Option Agreement.  Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i)            Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)           No shares of Stock shall be delivered pursuant to any exercise of an Option until the Company has received full payment of the Option Price therefor. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii)          Subject to Section 12(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv)          Each Option (other than Director Stock Options) shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v)           At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws.  Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares.  In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi)          Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option.  A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option.  The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(vii)         An Option Agreement may, but need not, include a provision whereby a Participant may elect, at any time before the termination of the Participant’s employment with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Stock so purchased may be subject to a share repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.  The Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the exercise of the Option unless the Committee otherwise specifically provides in an Stock Option Agreement.

(e)           Incentive Stock Option Grants to 10% Stockholders.  Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f)            $100,000 Per Year Limitation for Incentive Stock Options.  To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(g)           Director Stock Options.

(i)            Notwithstanding any of this Section 7 to the contrary:

(A)          On the effective date of the initial public offering of the Common Stock, each Non-Employee Director shall be automatically granted without further action by the Committee a Nonqualified Stock Option to purchase such number of shares of Stock as shall be determined by the Board to be necessary for such Nonqualified Stock Option to have an aggregate grant date value (based on the Black-Scholes option valuation model) of $100,000; and

(B)           On the date any person first becomes a Non-Employee Director following the effective date of the initial public offering of the Common Stock, such person shall be automatically granted without further action by the Committee a Nonqualified Stock Option to purchase such number of shares of Stock as shall be determined by the Board to be necessary for such Nonqualified Stock Option to have an aggregate grant date value (based on the Black-Scholes option valuation model) of $100,000.

(ii)           All Options granted to Non-Employee Directors pursuant to Section 7(h)(i) shall hereinafter be referred to as “Director Stock Options” and shall be subject to the following conditions:

(A)          Option Price.  All Directors Stock Options shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the Date of Grant.

(B)           Vesting.  All Director Stock Options shall vest and become exercisable over a period of five years at the rate of 20% on each of the five consecutive anniversaries of the applicable Date of Grant, provided the Non-Employee Director’s services as a director continues through each such anniversary.

(C)           Term.  The term of each Director Stock Option (the “Director Option Term”), after which each such Director Stock Option shall expire, shall be ten years from the Date of Grant.

(D)          Expiration.  If prior to the expiration of the Director Option Term of a Director Stock Option a Non-Employee Director shall cease to be a member of the Board, the Director Stock Option shall expire on the earlier of the expiration of the Director Option Term or (i) one year after such cessation on account of the death of the Non-Employee Director or (ii) three months after the date of such cessation for any other reason.  In the event a Non-Employee Director ceases to be a member of the Board for any reason, any unexpired Director Stock Option shall thereafter be exercisable until its expiration only to the extent that such Option was exercisable at the time of such cessation, except in the case of a cessation on account of the death of the Non-Employee Director, in which case such Option shall be fully exercisable.

(E)           Director Stock Option Agreement.  Each Director Stock Option shall be evidenced by a Director Stock Option Agreement, which shall contain such additional provisions as may be determined by the Board.

8.             Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment.  The Committee also may award SARs to Eligible Persons independent of any Option.  A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a)           Vesting, Transferability and Expiration.  A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option.  A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b)           Automatic exercise.  If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c)           Payment.  Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price.  The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee.  Fractional shares shall be settled in cash.

(d)           Method of Exercise.  A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e)           Expiration.  Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.             Restricted Stock and Restricted Stock Units

(a)           Award of Restricted Stock and Restricted Stock Units.

(i)            The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii)           Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock.  If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement.  If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void.  Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.  At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee.  The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii)          Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee.  If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv)          The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement.  No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award.  At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”).  At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee.  Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

(b)           Restrictions.

(i)            Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii)           Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

(iii)          The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c)           Restricted Period.  The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee in the applicable Award agreement.

(d)           Delivery of Restricted Stock and Settlement of Restricted Stock Units.  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement.  If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period.  If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(e)           Stock Restrictions.  Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Las Vegas Sands Corp. 2004 Equity Award Plan and a Restricted Stock Purchase and Award Agreement, dated as of _____________, between Las Vegas Sands Corp. and __________________.  A copy of such Plan and Agreement is on file at the offices of Las Vegas Sands Corp.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

(f)            Director Restricted Stock.  Notwithstanding any of this Section 9 to the contrary, on the date of each of the Company’s annual meetings of stockholders following the initial public offering of the Common Stock, each Non-Employee Director shall be automatically granted, without further action by the Committee, shares of Restricted Stock having an aggregate Fair Market Value on the Date of Grant equal to the annual cash retainer payable to the Non-Employee Director in respect of the year commencing on the date of such annual meeting.  All such shares of Restricted Stock granted to Non-Employee Directors shall hereinafter be referred to as “Director Restricted Stock” and shall contain the following provisions:

(i)            Restricted Period.  The Restricted Period in respect of Director Restricted Stock shall expire on the one year anniversary of the applicable Date of Grant; provided, that the Non-Employee Director continues to serve as a member of the Board through such anniversary or, if earlier, the date of the Non-Employee Director’s death; provided, further, that Director Restricted Stock as to which the Restricted Period has expired may not be sold or, other than as allowed under Section 12(k), transferred by a Non-Employee Director while a member of the Board ); provided, however, that a Non-Employee Director shall be permitted to sell that number of vested shares of Restricted Stock having an aggregate Fair Market Value equal to the amount of federal, state and local taxes incurred by the Participant as a result of the vesting of such shares of Restricted Stock.

(ii)           Forfeiture.  If a Non-Employee Director shall cease to be a member of the Board for any reason prior to the expiration of the Restricted Period as to any Director Restricted Stock, such Director Restricted Stock shall be forfeited in its entirety.

(iii)          Director Restricted Stock Agreement.  Each Award of Director Restricted Stock shall be evidenced by a Director Restricted Stock Agreement, which shall contain such additional provisions as may be determined by the Board.

10.          Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine.  A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11.          Performance Compensation Awards

(a)           General.  The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b)           Eligibility.  The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period.  However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period.  The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11.  Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)           Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is(are) to apply to the Company and the Performance Formula.  Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d)           Payment of Performance Compensation Awards

(i)            Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)           Limitation.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii)          Certification.  Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula.  The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv)          Use of Discretion.   In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.  The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 11(d)(vi) of the Plan.

(v)           Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

(vi)          Maximum Award Payable.  Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 3,000,000 shares of Stock or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee.  Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

12.          General

(a)           Additional Provisions of an Award.  Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements.  Any such provisions shall be reflected in the applicable Award agreement.

(b)           Privileges of Stock Ownership.  Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c)           Government and Other Regulations.  The obligation of the Company to grant or settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award made or granted hereunder unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan.  If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d)           Tax Withholding.

(i)            A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)           Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e)           Claim to Awards and Employment Rights.  No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award.  Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(f)            Designation and Change of Beneficiary.  Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death.  A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee.  The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.  If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)           Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h)           No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i)            Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Nevada applicable to contracts made and performed wholly within the State of Nevada and, to the extent applicable, the Nevada Gaming Laws.

(j)            Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k)           Nontransferability.

(i)            Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.  No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)           Notwithstanding the foregoing, subject to compliance with applicable law, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(A)  any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)   a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)   a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)  any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C)  and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)          The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(l)            Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(m)          Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension,

retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n)           Expenses.  The expenses of administering the Plan shall be borne by the Company and Affiliates.

(o)           Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p)           Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q)           Termination of Employment.  Unless an applicable Award agreement provides otherwise, for purposes of the Plan a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(r)            Severability.  If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

13.          Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 11(d)(vi) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.  Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.  Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

A.            The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B.            All or substantially all of the assets of the Company are acquired by another person;

C.            The reorganization or liquidation of the Company; or

D.            The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.  The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14.          Effect of Change in Control

(a)           Except to the extent provided in a particular Award agreement:

(i)            In the event of a Change in Control, notwithstanding any provision of the Plan or any applicable Award agreement to the contrary, the Committee may in its discretion provide that all Options and SARs shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and/or that the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units (including a waiver of any applicable Performance Goals).  To the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected

Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

(ii)           In the event of a Change in Control, all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (C) cause all previously deferred Awards to be settled in full as soon as possible.

(b)           In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

(c)           The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.  The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15.          Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16.          Amendments and Termination

(a)           Amendment and Termination of the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.  The termination date of the Plan, following which no Awards may be granted hereunder, is December __, 2014; provided, that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b)           Amendment of Award Agreements.  The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option and (ii) the Committee may not cancel any outstanding Option and replace it with a new Option (with a lower Option Price) in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the “variable” method for financial statement reporting purposes.

(c)           Section 162(m) Approval.  If so determined by the Committee, (i) the Plan shall be approved by the stockholders of the Company no later than the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company’s initial public offering occurs, and (ii) the provisions of the Plan regarding Performance Compensation Awards shall be disclosed to and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions following the Company’s initial public offering, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code.  Nothing in this Section 16(c), however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

*       *       *

As adopted by the Board of Directors of
Las Vegas Sands Corp. at a meeting
held on November 8, 2004.